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                                                                    Exhibit 23.4





                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To MANO Holdings Corporation and
KBMC Acquisition Company, L.P.:

As independent public accountants, we hereby consent to the use of our report and to all references to our firm included in or made a part of this prospectus.

ARTHUR ANDERSEN LLP

Roseland, New Jersey
December 29, 1998